   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1998.

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               FORE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                          DELAWARE                                                    25-1628117
(State or Other Jurisdiction of Incorporation or Organization)            (I.R.S. Employer Identification No.)

                      1000 FORE DRIVE
                  WARRENDALE, PENNSYLVANIA                                            15086-7502
          (Address of Principal Executive Offices)                                    (Zip Code)


                    FORE SYSTEMS, INC. 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 THOMAS J. GILL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FORE SYSTEMS, INC.
                                 1000 FORE DRIVE
                       WARRENDALE, PENNSYLVANIA 15086-7502
                     (Name and Address of Agent for Service)

                                 (724) 742-4444
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                         COPY OF ALL COMMUNICATIONS TO:

                             CHRISTOPHER H. GEBHARDT
                 VICE PRESIDENT, CORPORATE COUNSEL AND SECRETARY
                               FORE SYSTEMS, INC.
                                 1000 FORE DRIVE
                       WARRENDALE, PENNSYLVANIA 15086-7502
                                 (724) 742-7658



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                AMOUNT           PROPOSED MAXIMUM         PROPOSED MAXIMUM
                                                 TO BE            OFFERING PRICE         AGGREGATE OFFERING          AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED        REGISTERED           PER SHARE (1)             PRICE (1)         REGISTRATION FEE (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
1998 Stock Option Plan                     5,000,000 shares          $17.625                $88,125,000              $25,997
====================================================================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sale prices of the registrant's Common Stock reported on the Nasdaq National Market on December 15, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by FORE Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement on Form S-8 (the "Registration Statement"):

         1. The Company's Annual Report on Form 10-K, filed with the Commission for the fiscal year ended March 31, 1998 (No. 0-24156);

         2. The Company's Quarterly Report on Form 10-Q, filed with the Commission for the quarterly period ended June 30, 1998 (No. 0-24156);

         3. The Company's Quarterly Report on Form 10-Q, filed with the Commission for the quarterly period ended September 30, 1998 (No. 0-24156);

         4. The Company's Current Report on Form 8-K, dated September 11, 1998;

         5. The Company's Current Report on Form 8-K/A Amendment No. 1, dated September 11, 1998;

         6. The Company's Current Report on Form 8-K, dated October 1, 1998; and

         7. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the FORE Systems, Inc. 1998 Stock Option Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


ITEM 4.   DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock to be issued under this Registration Statement will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. As of December 22, 1998, Marlee S. Myers, a partner of Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania, held options to acquire up to 40,000 shares of the Company's Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article V of the Company's Second Amended and Restated By-laws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article V further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.   EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

  EXHIBIT NO.                                                 DESCRIPTION
-----------------     --------------------------------------------------------------------------------------------

      4.1             Amended and Restated Certificate of Incorporation of FORE Systems, Inc. (as amended by
                      Certificate of Amendment dated May 6, 1996) (incorporated by reference to Exhibit 3.1 to the
                      Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996).

      4.2             Second Amended and Restated By-Laws of FORE Systems, Inc. (as amended through March 5, 1997)
                      (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for
                      the fiscal year ended March 31, 1997).

      4.3             FORE Systems, Inc. 1998 Stock Option Plan.

      5.1             Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

     23.1             Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2             Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).

     24.1             Power of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment to this Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Warrendale, Commonwealth of Pennsylvania, on December 22, 1998.

                                 FORE Systems, Inc.



                                 By: /s/ Thomas J. Gill
                                     --------------------------------------
                                     Thomas J. Gill
                                     President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of FORE Systems, Inc. hereby constitutes and appoints Thomas J. Gill and Bruce E. Haney, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

              Signature                                        Title                                  Date
              ---------                                        -----                                  ----


/s/ Eric C. Cooper                         Chairman and a Director                              December 22, 1998
--------------------------------
Eric C. Cooper

/s/ Thomas J. Gill                         President and Chief Executive Officer                December 22, 1998
--------------------------------           (Principal Executive Officer) and a Director
Thomas J. Gill

/s/ Robert D. Sansom                       Senior Vice President and Chief Technical            December 22, 1998
--------------------------------           Officer and a Director
Robert D. Sansom

/s/ Bruce E. Haney                         Senior Vice President and Chief Financial            December 22, 1998
--------------------------------           Officer (Principal Financial Officer)
Bruce E. Haney

/s/ Gary J. Brunner                        Vice President, Controller and Treasurer             December 22, 1998
--------------------------------           (Principal Accounting Officer)
Gary J. Brunner

/s/ John C. Baker                          Director                                             December 22, 1998
--------------------------------
John C. Baker

/s/ Daniel W. McGlaughlin                  Director                                             December 22, 1998
--------------------------------
Daniel W. McGlaughlin

/s/ Daniel R. Hesse                        Director                                             December 22, 1998
--------------------------------
Daniel R. Hesse

/s/ John T. LaMacchia                      Director                                             December 22, 1998
--------------------------------
John T. LaMacchia

                                  EXHIBIT INDEX


  EXHIBIT NO.                                                 DESCRIPTION
-----------------     --------------------------------------------------------------------------------------------

      4.1             Amended and Restated Certificate of Incorporation of FORE Systems, Inc. (as amended by
                      Certificate of Amendment dated May 6, 1996) (incorporated by reference to Exhibit 3.1 to the
                      Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996).

      4.2             Second Amended and Restated By-Laws of FORE Systems, Inc. (as amended through March 5, 1997)
                      (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for
                      the fiscal year ended March 31, 1997).

      4.3             FORE Systems, Inc. 1998 Stock Option Plan.

      5.1             Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

     23.1             Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2             Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).

     24.1             Power of Attorney (set forth on the signature page of this Registration Statement).